Exhibit 3.3

Bylaws of Amergent Hospitality Group Inc.,

A Delaware corporation

These bylaws (the “Bylaws”) of Amergent Hospitality Group Inc., a Delaware corporation (the “Corporation”), are effective as of March 31, 2020:

ARTICLE I MEETING OF STOCKHOLDERS

Section 1. Date, Time and Location of Annual Meeting. The annual meeting of stockholders shall be held at such date and time and at such place as shall be designated from time to time by the board of directors of the Corporation (the “Board of Directors”) and stated in the notice of the meeting for the purposes of electing directors and of transacting such other business as may properly come before the meeting. At least ten days’ notice shall be given to the stockholders of the date, time and place so fixed. Any previously scheduled annual meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such annual meeting of stockholders.

Section 2. Calling of Special Meetings Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, as from time to time amended (the “Certificate of Incorporation”), special meetings of the stockholders may be called only by the chief executive officer of the Corporation (the “Chief Executive Officer”) or by the Board of Directors pursuant to a resolution adopted by a majority of the directors which the Corporation would have if there were no vacancies. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the secretary of the Corporation (the “Secretary”) to fix the date and time of the special meeting (which date shall be not less than ten nor more than sixty days after receipt of the request) and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date or time of the meeting or to give notice thereof, the person or persons calling the meeting may do so. Any such notice shall include a statement of the purpose or purposes for which the special meeting is called. Any previously scheduled special meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given on or prior to the date previously scheduled for such special meeting of stockholders.

Section 3. Location of Special Meetings. Every special meeting of the stockholders shall be held at such place within or without the State of Delaware as the Board of Directors may designate, or, in the absence of such designation, at the principal executive office of the Corporation in or out of the State of Delaware.

Section 4. Notice. Written notice of every meeting of the stockholders shall be given by the Secretary to each stockholder of record entitled to vote at the meeting, by placing such notice in the mail at least ten days, but not more than sixty days, prior to the date fixed for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice.

Section 5. Record Date. The Board of Directors may fix a date, which date shall not precede the date upon which the resolution fixing such record date is adopted by the Board of Directors, and which date shall be not less than ten nor more than sixty days preceding the date of any meeting of stockholders, as a record date for the determination of stockholders entitled to notice of, or to vote at, any such meeting. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.

Section 6. Form of Proxy. The notice of every meeting of the stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

Section 7. Quorum and Voting.

(a) Except as otherwise provided by law or by the Certificate of Incorporation or by these Bylaws, at any meeting of stockholders, the presence in person or by proxy of the holders of the outstanding shares of stock of the Corporation entitled to vote thereat and having a majority of the voting power with respect to a subject matter shall constitute a quorum for the transaction of business as to that subject matter, and all questions with respect to a subject matter, except the election of directors, shall be decided by vote of the holders of shares having a majority of the voting power so represented in person or by proxy at the meeting and entitled to vote thereat. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b) Every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder (which for purposes hereof may include a signature and form of proxy pursuant to a facsimile or telegraphic form of proxy or any other instrument acceptable to the duly appointed inspector or inspectors of such election), bearing a date not more than three years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the Corporation before, or at the time of, the meeting, or by such other method as may be permitted under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the “DGCL”), and approved by the Board of Directors. If such instrument shall designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of the same portion of the shares as he is of the proxies representing such shares.

(c) Any other corporation owning voting shares in the Corporation may vote the same by its President or by proxy appointed by him, unless some other person shall be appointed to vote such shares by resolution of the Board of Directors of such shareholder corporation. A partnership holding shares of the Corporation may vote such shares by any general partner or by proxy appointed by any general partner.

(d) Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent the stock and vote thereon.

Section 8. Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the presiding officer of any meeting or the holders of a majority of the shares of stock of the Corporation entitled to vote at such meeting, present in person or represented by proxy, whether a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided, that if the adjournment is for more than thirty days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 9. Nominations and Proposals for Annual Meetings of Stockholders.

(a) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors, or (iii) by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of the notice provided for in this Section 9. and at the time of the annual meeting, (B) is entitled to vote with respect to such matter at the meeting, and (C) complies with the notice procedures set forth in this Section 9.. At any annual meeting of stockholders, the presiding officer of such meeting may announce the nominations and other business to be considered which are set forth in the Corporation’s notice of meeting and proxy statement and, by virtue thereof, such nominations and other business so announced shall be properly brought before such meeting and may be considered and voted upon by the stockholders of the Corporation entitled to vote thereat without further requirement of nomination, motion or second.

(b) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Paragraph (a) of this Section 9., the stockholder making such nominations or proposing such other business must theretofore have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described herein. To be in proper form, a stockholder’s notice to the Secretary must:

(i) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (A) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned beneficially and of record by such stockholder and such beneficial owner, if any, as of the date of such notice (which information shall be supplemented by such stockholder and beneficial owner not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (C) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14. of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”);

(ii) if the notice relates to any business other than the nomination of a director that the stockholder proposes to bring before the meeting, set forth (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business, and (B) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder;

(iii) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14. of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (B) a description of all direct and indirect compensation and other monetary agreements, arrangements and understandings during the past three years, and any other relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K of the Securities Act of 1933, as amended if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and

(iv) with respect to each nominee for election or re-election to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Section 13. of this Article I. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(c) Notwithstanding anything in the second sentence of Paragraph (b) of this Section 9. to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased, whether by increase in the size of the Board of Directors, or by any vacancy in the Board of Directors to be filled at such annual meeting, and there is no public announcement by the Corporation naming all of the nominees for directors or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 9. shall also be considered timely, but only with respect to nominees for any such vacant positions and for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

Section 10. Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in this Section 10. and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 10.. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Paragraph (b) of Section 9 of this Article I (including the completed and signed questionnaire, representation and agreement required by Section 13. of this Article I) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described herein.

Section 11. General.

(a) Only such persons who are nominated in accordance with the procedures set forth in Sections 9 and 10 of this Article I shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth therein. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws, and if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal shall be disregarded.

(b) For purposes of Sections 9. and 10. of this Article I, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Services, Associated Press, Reuters or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13., 14. or 15(d) of the Exchange Act.

(c) Notwithstanding the provisions of Sections 9., 10. and 11. of this Article I, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in these Bylaws shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any class or series of Preferred Stock of the Corporation if and to the extent provided under law, the Certificate of Incorporation or these Bylaws.

Section 12. Required Vote for Directors.

(a) Majority Vote. Each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Section 12., a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes to withhold authority in each case and exclude abstentions with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected.

(b) Resignation. If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors. The Nominating/Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating/Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision of the Board of Directors within 90 days from the date of the certification of the election results. The Nominating/Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating/Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Section 12., or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 1.(c) of Article II of these Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Section 1.(a) of Article II of these Bylaws.

Section 13. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Sections 9 and 10 hereof) to the Secretary of the Corporation at the principal executive offices of the Corporation a written and signed questionnaire (in the form customarily used by the Corporation for its directors) with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person:

(a) will abide by the requirements of Section 12.(b) of this Article I,

(b) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such persons’ ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law,

(c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein,

(d) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 14. Written Consent in Lieu of Meeting Not Permitted. The stockholders shall not be entitled to consent to corporate action in writing without a meeting.

ARTICLE II BOARD OF DIRECTORS

Section 1. Classification; Designation; Election; Removal; Vacancies; and Powers.

(a) Number of Directors. The number of the members of the Board of Directors (“Directors”) which shall constitute the whole Board of Directors shall be as specified from time to time in the Bylaws of the Corporation (but in any event not fewer than five (5) nor greater than nine (9)), the exact number of which shall be fixed by the Board of Directors). Each Director shall serve for a term ending on the first annual meeting following the annual meeting at which such director was elected. The foregoing notwithstanding, each Director shall serve until his or her successor shall have been duly elected and qualified, or until he or she becomes disabled or is otherwise removed.

(b) [Reserved]

(c) Election and Removal of Directors; Vacancies.

(i) At each annual meeting of stockholders, Directors chosen to succeed those whose terms then expire shall be elected for a full term ending upon the expiration of the term applicable to each such class as set forth in Paragraph (a). Subject to the foregoing, Directors elected to fill a vacancy shall hold office for a term expiring at the annual meeting at which the term of the class to which they shall have been elected or assigned expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

(ii) Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specific circumstances, any director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 60 percent of the voting power of the shares entitled to vote at an election of directors, voting together as a single class.

(iii) Subject to applicable law and the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and in the event that there is only one director remaining in office, by such sole remaining director, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been appointed expires and until such director’s successor shall have been duly elected and qualified.

(d) Express Powers of the Board of Directors. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

(1) To adopt, amend or repeal these Bylaws of the Corporation; provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto; provided further that, in the case of amendments by stockholders, the affirmative vote of the holders of at least 80 percent of the voting power of the shares entitled to vote at an election of directors, shall be required to alter, amend or repeal Article I, Section 2 (Calling of Special Meetings); Article I, Section 14. (Written Consent in Lieu of Meeting Not Permitted); Article II, Section 1. (Classification; Designation; Election; Removal; Vacancies; and Powers); Article VIII (Indemnification); or Article IX (Amendments) of the Bylaws.

Section 2. Resignation. Any director may resign at any time by written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 3. Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Delaware, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time or place of holding regular meetings of the Board of Directors may be changed by the Chairman of the Board of Directors or the Chief Executive Officer by giving written notice thereof as provided in Section 5. of this Article II.

Section 4. Special Meetings. Special meetings of the Board of Directors shall be held, whenever called by the Chairman of the Board of Directors or the Chief Executive Officer, by a majority of the Board of Directors or by resolution adopted by the Board of Directors, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting.

Section 5. Notice. Written notice of the time and place of all special meetings of the Board of Directors and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be given to each director either personally or by mail, telephone, express delivery service, facsimile, telex, electronic transmission or similar means of communication at least one day before the date of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting.

Section 6. Quorum, Majority Vote, Participation. A majority of the directors in office shall constitute a quorum of the Board of Directors for the transaction of business; but a lesser number may adjourn from day to day until a quorum is present. The directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum, provided however, that such remaining directors constitute not less than one-third of the total number of directors. Except as otherwise provided by law or in these Bylaws, all questions shall be decided by the vote of a majority of the directors present. Directors may participate in any meeting of the directors, and members of any committee of directors may participate in any meeting of such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and such participation shall constitute presence in person at any such meeting.

Section 7. Written Consent in Lieu of Meeting. Any action which may be taken at a meeting of the directors or members of any committee of directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors or members of such committee of directors, as the case may be, and shall be filed with the Secretary.

Section 8. Compensation. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III COMMITTEES OF DIRECTORS

Section 1. Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees of the Board of Directors as they shall so determine. Each of the Executive Committee, Audit Committee, Compensation Committee, Nominating/Governance Committee, and any other committee created by the Board of Directors shall adopt and publish a written charter describing the committee’s duties and responsibilities in accordance with applicable securities laws, the requirements of any exchange on which the Corporation’s common stock is listed and the resolutions adopted by the Board of Directors applicable to such committee. Any committee designated by the Board of Directors shall consist of one or more of the directors of the Corporation.

Section 2. Authority. Any committee designated by the Board of Directors shall have and may, except as otherwise limited by statute, the Certificate of Incorporation or these Bylaws, exercise such powers and authority of the Board of Directors in the management of the business of the Corporation as may be provided in the resolution adopted by the Board of Directors designating such committee of the Board of Directors and in the committee’s charter (if the committee has adopted a charter). Each committee of the Board of Directors may authorize the seal of the Corporation to be affixed to all papers that may require it. The Board of Directors may designate one or more directors as alternate members of any committee of the Board of Directors who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Section 3. Executive Committee. The Executive Committee, during intervals between meetings of the Board of Directors and while the Board of Directors is not in session, shall have and exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (except as such powers and authority may be limited by law, regulation, the Certificate of Incorporation, these Bylaws or the rules of any exchange on which the Corporation’s common stock is traded), and shall otherwise have the powers, duties and responsibilities set forth in its charter.

Section 4. Audit Committee. The Audit Committee shall have the powers, duties and responsibilities set forth in its charter.

Section 5. Compensation Committee. The Compensation Committee shall review the Corporation’s compensation policies and programs and assist the Board of Directors with its responsibilities relating to compensation of the Corporation’s executives and directors, and shall otherwise have the powers, duties and responsibilities set forth in its charter. The Compensation Committee may also delegate to the Chief Executive Officer or such other executive officer as the Compensation Committee may determine the authority to approve and cause to be placed into effect amendments to employee benefit plans deemed necessary or appropriate in order to comply with any applicable federal or state statutes or regulations or otherwise deemed advisable by the Chief Executive Officer or such other executive officer as the Compensation Committee may determine, provided however, that each such amendment or related series of amendments so approved shall involve costs to the Corporation not exceeding the expenditure approval authority of the Chief Executive Officer as established from time to time by the Board of Directors, and provided further, that neither the Chief Executive Officer nor any such other executive officer shall have the authority to approve any such amendment if such amendment would (a) materially increase the benefits accruing to participants under such plan, (b) materially modify the requirements for eligibility for participation in such plan, (c) increase the securities issuable under such plan or (d) require stockholder approval under any provision of the Certificate of Incorporation, these Bylaws, or any federal or state statute or regulation or the rules of the applicable stock exchange on which the Corporation’s common stock is listed.

Section 6. Nominating/Governance Committee. The Nominating/Governance Committee shall have the powers, duties and responsibilities set forth in its charter.

Section 7. Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 8. Compensation. Members of special or standing committees of the Board of Directors shall be entitled to receive such compensation for serving on such committees as the Board of Directors shall determine.

ARTICLE IV CHAIRMAN OF THE BOARD

The Chairman of the Board of Directors, if there be one, shall be elected from among the directors, shall have the power to preside at all meetings of the Board of Directors and to sign (together with the Secretary or an Assistant Secretary) certificates for shares of the Corporation, and shall have such other powers and shall be subject to such other duties as the Board of Directors may from time to time prescribe.

ARTICLE V OFFICERS

Section 1. Officers. The officers of the Corporation shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, any one or more of which may be designated an Executive Vice President or a Senior Vice President, a Chief Financial Officer, a Secretary, a Treasurer and a Controller. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors. Any two or more offices may be held by the same person.

Section 2. Election of Officers. The officers of the Corporation shall be elected annually by the Board of Directors at a regular meeting of the Board of Directors held immediately prior to, or immediately following, the annual meeting of stockholders, or as soon thereafter as conveniently possible. Each officer shall hold office until his successor shall have been chosen and shall have qualified or until his death or the effective date of his resignation or removal.

Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors or the Executive Committee may be removed without cause by the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Vacancy. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5. Salary. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or pursuant to its direction, and no officer shall be prevented from receiving such salary by reason of his also being a director.

Section 6. Authority. The Chief Executive Officer, the President and each Vice President shall have authority to sign any deeds, bonds, mortgages, guarantees, indemnities, contracts, agreements, checks, notes, drafts, documents or other instruments authorized to be executed by the Board of Directors or any duly authorized committee thereof, or if so authorized in any approval authority policy or procedure adopted by or at the direction of the Board of Directors, or if not inconsistent with the Certificate of Incorporation, these Bylaws, any action of the Board of Directors or any duly authorized committee thereof or any such policy or procedure, and, together with the Secretary or any other officer of the Corporation thereunto authorized by the Board of Directors or the Executive Committee, may sign any certificates for shares of the Corporation which the Board of Directors or the Executive Committee has authorized to be issued, except in cases where the signing and execution of any such instrument or certificate has been expressly delegated by these Bylaws or by the Board of Directors or the Executive Committee to some other officer or agent of the Corporation or shall be required by law to be otherwise executed.

Section 7. Chief Executive Officer. The Chief Executive Officer shall serve as general manager of the business and affairs of the Corporation and shall report directly to the Board of Directors, with all other officers, officials, employees and agents reporting directly or indirectly to him. The Chief Executive Officer shall preside at all meetings of the stockholders. In the absence of the Chairman of the Board of Directors, or if there is no Chairman of the Board of Directors, the Chief Executive Officer shall also preside at all meetings of the Board of Directors unless the Board of Directors shall have chosen another presiding officer. The Chief Executive Officer shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the Corporation; he shall keep the Board of Directors and Executive Committee fully informed and shall consult with them concerning the business of the Corporation. Subject to the supervision, approval and review of his actions by the Board of Directors, the Chief Executive Officer shall have authority to cause the employment or appointment of and the discharge of assistant officers, employees and agents of the Corporation, and to fix their compensation; and to suspend for cause, pending final action by the Board of Directors or Executive Committee, any officer subordinate to the Chief Executive Officer. The Chief Executive Officer shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other corporation (or any partnership or other interest in any partnership or other enterprise) standing in the name of the Corporation, and in general he shall perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors or the Executive Committee. The Chief Executive Officer shall designate the person or persons who shall exercise his powers and perform his duties in his absence or disability and the absence or disability of the President.

Section 8. President. The President shall in general supervise and control the business operations of the Corporation subject to the control of the Board of Directors and Chief Executive Officer. In the absence of the Chairman of the Board of Directors and the Chief Executive Officer, the President shall preside at all meetings of the Board of Directors and, in the absence of the Chief Executive Officer, he shall preside at all meetings of the stockholders of the Corporation, unless in either case the Board of Directors shall have chosen another presiding officer. He shall keep the Chief Executive Officer fully informed and shall consult with him concerning the business of the Corporation. He shall perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee or the Chief Executive Officer. In the absence or disability of the Chief Executive Officer, the President shall exercise the powers and perform the duties of the Chief Executive Officer, unless such authority shall have been designated by the Board of Directors, Executive Committee or Chief Executive Officer to another person.

Section 9. Vice Presidents. The Vice Presidents shall perform all duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.

Section 10. General Counsel, Chief Legal Officer. The Chief Executive Officer shall appoint a general counsel or chief legal officer of the Corporation, who shall have charge of all matters of legal importance to the Corporation and shall keep the Board of Directors, the Executive Committee, the Chief Executive Officer and the President advised of the character and progress of all legal proceedings and claims by and against the Corporation, or in which it is interested by reason of its ownership of or affiliation with other corporations or entities; when requested by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President, render his opinion upon any subjects of interest to the Corporation which may be referred to him; monitor activities of the Corporation to assure that the Corporation complies with the laws applicable to the Corporation and in general perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.

Section 11. Chief Financial Officer. The Chief Financial Officer shall be the principal financial officer of the Corporation and, unless the Board of Directors shall so designate another officer, shall also be the principal accounting officer of the Corporation. The Chief Financial Officer shall in general supervise and control the keeping and maintaining of proper and correct accounts of the Corporation’s assets, liabilities, receipts, disbursements, gains, losses, capital, surplus, shares, properties and business transactions, as well as all funds, securities, evidences of indebtedness and other valuable documents of the Corporation. He shall keep the Chief Executive Officer fully informed and shall consult with him concerning financial matters affecting the Corporation and shall render such reports to the Board of Directors, the Executive Committee, the Chief Executive Officer or the President as they may request. He shall perform all other duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.

Section 12. Secretary. The Secretary shall attend, and record and have custody of, the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; be custodian of the corporate records and of the seal of the Corporation; sign with the Chairman of the Board of Directors, the President or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors or the Executive Committee; and in general, perform all duties normally incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.

Section 13. Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds of the Corporation; and in general, perform all the duties incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee, the Chief Executive Officer or the President.

Section 14. Controller. The Controller shall have charge and supervision of and be responsible for the accounting function of the Corporation and, in general perform all duties incident to such office and such other duties as may be prescribed from time to time by the Board of Directors, the Executive Committee, Chief Executive Officer or the President.

ARTICLE VI SEAL

The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

ARTICLE VII CERTIFICATES OF STOCK

Section 1. Shares of Stock. The shares of stock of the Corporation shall be represented by certificates of stock, provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock may be uncertificated shares. Owners of shares of the stock of the Corporation shall be recorded in the share transfer records of the Corporation and ownership of such shares shall be evidenced by a certificate or book entry notation in the share transfer records of the Corporation. Any certificates representing shares of stock of the Corporation shall be signed by the Chairman of the Board of Directors, the President or such Vice President or other officer as may be designated by the Board of Directors or the Executive Committee, and countersigned by the Secretary or an Assistant Secretary, and if such certificates of stock are signed or countersigned by a transfer agent other than the Corporation, or by a registrar other than the Corporation, such signature of the Chairman of the Board of Directors, President, Vice President, or other officer, and such countersignature of the Secretary or an Assistant Secretary, or any of them, may be executed in facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer because of death, resignation or otherwise before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issuance. Said certificate of stock shall be in such form as the Board of Directors may from time to time prescribe.

Section 2. Transfers of Stock. Shares of stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of shares of stock shall be made on the books of the Corporation, and in the case of certificated shares of stock, only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by such person’s attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. With respect to certificated shares of stock, every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. Without limiting the foregoing, the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer.

ARTICLE VIII INDEMNIFICATION

Section 1. Indemnification and Advancement of Expenses. Each director or officer of the Corporation who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, non-profit or charitable organization, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL (but, in the case of any amendment thereto, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators. The right to indemnification conferred in this Section 1. shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his capacity as a director or officer (but not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service with respect to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the applicable provisions of the DGCL. The Corporation may, by action of its Board of Directors or as required pursuant to the Certificate of Incorporation, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

Section 2. Non-exclusivity. The indemnification and advancement of expenses provided herein shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any agreement, vote of stockholders, vote of disinterested directors, insurance arrangement or otherwise, both as to action in his official capacity and as to action in another capacity or holding such office.

ARTICLE IX AMENDMENTS

These Bylaws may be altered, amended, added to or repealed by the Board of Directors, acting by a majority vote of the members of the Board of Directors in office, or by the stockholders having voting power with respect thereto, provided that in the case of amendments by stockholders, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding voting stock, voting together as a single class, shall be required to alter, amend or repeal Article I, Section 2. (Calling of Special Meetings), Article I, Section 14. (Written Consent in Lieu of Meeting Not Permitted), Article II, Section 1. (Classification; Designation; Election; Removal; Vacancies; and Powers), Article VIII (Indemnification) or this Article IX (Amendments) of the Bylaws.

ARTICLE X MISCELLANEOUS

Section 1. Offices. The Corporation shall maintain a registered office in the State of Delaware as required by the laws of the State of Delaware. The Corporation may also have offices in such other places, either within or without the State of Delaware, as the Board of Directors may from time to time designate or as the business of the Corporation may require.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

Section 3. Notices and Waivers Thereof.

(a)Whenever any notice is required by the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws to be given by the Corporation to any stockholder, director or officer, such notice, except as otherwise provided by law or by Section 5. of Article II hereof, may be given personally, or by mail, or, in the case of directors or officers, or stockholders who consent thereto, by electronic transmission in accordance with applicable law. Any notice given by electronic transmission shall be deemed to have been given when it shall have been transmitted and any notice given by mail shall be deemed to have been given when deposited in the United States mail with postage thereon prepaid directed to such stockholder, director, or officer, as the case may be, at such stockholder’s, director’s, or officer’s, as the case may be, address as it appears in the records of the Corporation. An affidavit of the Secretary or Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by personal delivery, by mail, or by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(b)Whenever any notice is required to be given by law, Certificate of Incorporation, or these Bylaws to the person entitled to such notice, a waiver thereof, in writing signed by the person, or by electronic transmission, whether before or after the meeting or the time stated therein, shall be deemed equivalent in all respects to such notice to the full extent permitted by law. If such waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the person waiving notice. In addition, notice of any meeting of the Board of Directors, or any committee thereof, need not be given to any director if such director shall sign the minutes of such meeting or attend the meeting, except that if such director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, then such director shall not be deemed to have waived notice of such meeting.

Section 4. Saving Clause. These Bylaws are subject to the provisions of the Certificate of Incorporation and applicable law. In the event any provision of these Bylaws is inconsistent with the Certificate of Incorporation or the corporate laws of the State of Delaware, such provision shall be invalid to the extent only of such conflict, and such conflict shall not affect the validity of any other provision of these Bylaws.

Section 5. Gender/Number. As used in these Bylaws, the masculine, feminine, or neuter gender, and the singular and plural number, shall include the other whenever the context so indicates.

Section 6. Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process.

Page 25